Exhibit 21



                             IMPERIAL INDUSTRIES, INC.

                         Subsidiaries of the Registrant

                                December 31, 2000




                                                          Incorporated
                                                          under laws of
                                                          -------------

             Acrocrete, Inc.                                  Florida

             Premix-Marbletite Manufacturing Co., Inc.        Florida

             Just-Rite Supply, Inc.                           Florida

             Triple I Leasing, Inc.                           Florida